(e)(11)
COMMONWEALTH OF MASSACHUSETTS

SUFFOLK, ss	SUPERIOR COURT Civ. Action No. 09-0269-BLS

MARTIN ALBRIGHT AND VITO CARUSO,	)
individually and on behalf of all others similarly	)
situated,	)
)
Plaintiffs,	)
)
v.	)
)
MARK LEUCHTENBERGER, STÉPHANE	)
BANCEL, M.D., GAREN BOHLIN, JEFFREY	)
COURTNEY, ROSEMARY A. CRANE,	)
WILLIAM W. CROUSE, ERIC M. GORDON,	)
PH.D., DILIP MEHTA, M.D., PH.D,	)
TARGANTA THERAPEUTICS	)
CORPORATION, THE MEDICINES	)
COMPANY, AND BOXFORD	)
SUBSIDIARY CORPORATION,	)
)
Defendants.	)
)
)

PLAINTIFFS’ NOTICE OF MOTION AND MOTION FOR PRELIMINARY
INJUNCTION
     TO THIS HONORABLE COURT AND TO ALL PARTIES AND ATTORENYS OF RECORD:
     Plaintiffs, by and through their attorneys of record, hereby move this Court for an order preliminarily enjoining Defendants, their agents, employees, and anyone acting on their behalf from facilitating, effectuating, enforcing, or taking steps to facilitate, effectuate, enforce or consummate the Proposed Transaction until such time as curative disclosures described in Plaintiffs’ memorandum in support of their motion for preliminary injunction are made. The motion is scheduled to be heard on February 23, 2009 at 10:00 a.m. Submitted herewith is Plaintiffs’ memorandum in support of their motion and the declarations of Juan E. Monteverde and Matthew Morris, CFA, in support of Plaintiffs’ motion.
February 16, 2009

Respectfully submitted, BERMAN DEVALERIO
/s/ Kristin J. Moody
Norman Berman (BBO# 040460)
Jeffrey C. Block (BBO# 600747) Kristin Moody (BBO# 661792) One Liberty Square Boston, MA 02109 Telephone: (617) 542-8300 Facsimile: (617) 542-1194

LEVI & KORSINSKY, LLP
Joseph Levi (to be admitted pro hac vice)
Juan E. Monteverde (pro hac vice admission pending)
39 Broadway, Suite 1601
New York, NY 10006
Telephone: (212) 363-7500
Facsimile: (212) 363-7171

CERTIFICATE OF SERVICE
     I, Kristin J. Moody, hereby certify that a true and correct copy of the above document was served on counsel for the defendants via U.S. mail and electronic mail.
February 17, 2009

/s/ Kristin J. Moody
Kristin J. Moody